Exhibit 99.2

Everyday Health, Inc.

Unaudited Pro Forma Condensed Combined Statement of Operations

The following unaudited pro forma condensed combined statement of operations and related notes present the historical condensed combined statement of operations of Everyday Health, Inc. (herein referred to as “Everyday Health” or the “Company”) and Cambridge BioMarketing Group, LLC (herein referred to as “Cambridge”) after giving effect to Everyday Health’s acquisition of Cambridge that was completed on March 20, 2015 (the “Acquisition Date”). The unaudited pro forma condensed combined statement of operations gives effect to Everyday Health’s acquisition of Cambridge based on the assumptions, reclassifications and adjustments described in the accompanying notes to the unaudited pro forma condensed combined statement of operations.

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2014 is presented as if the acquisition had occurred on January 1, 2014. The historical financial information is adjusted in the unaudited pro forma condensed combined statement of operations to give effect to pro forma events that are (1) directly attributable to the assumed acquisition, (2) factually supportable, and (3) expected to have a continuing impact on the combined results.

The determination and preliminary allocation of the purchase consideration used in the unaudited pro forma condensed combined statement of operations is based upon preliminary estimates, which are subject to change during the measurement period (up to one year from the Acquisition Date) as the Company finalizes the valuations of the net tangible and intangible assets acquired.

The unaudited pro forma adjustments are not necessarily indicative of or intended to represent the results that would have been achieved had the transaction been consummated as of the date indicated or that may be achieved in the future. The actual results reported by the combined company in periods following the acquisition may differ significantly from those reflected in these unaudited pro forma condensed combined statement of operations for a number of reasons, including cost saving synergies from operating efficiencies and the effect of the incremental costs incurred to integrate the two companies.

The unaudited pro forma condensed combined statement of operations should be read in conjunction with the Company’s historical consolidated financial statements for the year ended December 31, 2014 included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) on March 5, 2015, the Company’s historical unaudited consolidated financial statements included in its Quarterly Report on Form 10-Q for the quarter ended March 31, 2015 filed with the SEC on May 12, 2015, and the historical financial statements of Cambridge for the year ended December 31, 2014 contained in this Form 8-K/A. Note that the Company’s unaudited consolidated financial statements as of and for the three months ended March 31, 2015 included in the aforementioned Quarterly Report on Form 10-Q includes the assets and liabilities of Cambridge and the results of its operations since the Acquisition Date.

Everyday Health, Inc.

Unaudited Pro Forma Condensed Combined Statement of Operations
For the Year Ended December 31, 2014
(in thousands, except share and per share data)

	Historical
	Everyday Health	Cambridge	Pro Forma Adjustments		Pro Forma Combined
Revenues:
Advertising and sponsorship revenue	$166,465	$-	$15,705	(a)	$182,170
Premium services revenue	17,860	-	-		17,860
Net operating revenue	-	15,705	(15,705)	(a)	-
Total revenue	184,325	15,705	-		200,030

Operating expenses:
Cost of revenues	49,296	-	-		49,296
Sales and marketing	48,605	-	9,390	(a)	57,995
Product development	44,541	-	-		44,541
General and administrative	30,041	2,684	2,509	(a)(b)	34,550
			(684)	(a)
Salaries, benefits and payroll taxes	-	9,898	(9,898)	(a)	-
Total operating expenses	172,483	12,582	1,317		186,382

Income (loss) from operations	11,842	3,123	(1,317)		13,648

Interest expense, net	3,711	37	890	(c)	4,638
Other expense	4,114	-			4,114
Rental income	-	(111)	111	(a)	-

Income (loss) before provision for income taxes	4,017	3,197	(2,318)		4,896
Benefit (Provision) for income taxes	8,666	-	(425)	(d)	8,241

Net income (loss)	12,683	3,197	(2,743)		13,137
Series G Preferred Stock deemed dividend	(8,079)	-	-		(8,079)
Net income attributable to common stockholders	$4,604	$3,197	$(2,743)		$5,058

Net income attributable to common stockholders per common share:
Basic	$0.19				$0.21
Diluted	$0.17				$0.19

Weighted-average common shares outstanding
Basic	24,259,395				24,259,395
Diluted	26,911,782				26,911,782

See notes to unaudited pro forma condensed combined statement of operations

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Everyday Health, Inc.

Notes to Unaudited Pro Forma Condensed Combined Statement of Operations

(in thousands)

(1)	Basis of Pro Forma Presentation

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2014 combines our historical condensed consolidated statement of operations with Cambridge’s historical statement of income and has been prepared as if the acquisition had occurred on January 1, 2014. The historical financial information is adjusted in the unaudited pro forma condensed combined statement of operations to give effect to pro forma events that are (1) directly attributable to the acquisition, (2) factually supportable, and (3) expected to have a continuing impact on the combined results.

We have accounted for the acquisition in this unaudited pro forma condensed combined statement of operations using the acquisition method of accounting in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 805 “Business Combinations” (“ASC 805”). In accordance with ASC 805, we use our best estimates and assumptions to assign fair value to the tangible and intangible assets acquired and liabilities assumed at the Acquisition Date. Goodwill as of the Acquisition Date is measured as the excess of purchase price consideration over the fair value of net tangible and identifiable intangible assets acquired.

The pro forma adjustments described below were developed based on Everyday Health management’s assumptions and estimates, including assumptions relating to the consideration paid and the allocation thereof to the assets acquired and liabilities assumed from Cambridge based on preliminary estimates of fair value. The final purchase consideration and the allocation of the purchase consideration may differ from that reflected in the unaudited pro forma condensed combined financial information after final valuation procedures are performed and amounts are finalized.

The unaudited pro forma condensed combined statement of operations is provided for illustrative purposes only and does not purport to represent what the actual consolidated results of operations of the combined company would have been had the acquisition occurred on the date assumed, nor is it necessarily indicative of future consolidated results of operations.

The unaudited pro forma condensed combined statement of operations does not reflect any integration activities or cost savings from operating efficiencies, synergies, asset dispositions or other restructurings that could result from the acquisition.

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Everyday Health, Inc.

Notes to Unaudited Pro Forma Condensed Combined Statement of Operations

(in thousands)

(2)	Preliminary Purchase Consideration and Related Allocation

On March 20, 2015, Everyday Health acquired 100% of the limited liability company membership interests of Cambridge, a provider of strategic launch and marketing solutions for orphan and rare disease products, for a total purchase price of $32,273, of which $24,273 was paid in cash at closing. The remaining $8,000 obligation at closing was comprised of convertible notes, that could either convert into shares of the Company’s common stock or be repaid in cash by May 15, 2015, at the discretion of the Company. The Company paid the $8,000 obligation in cash on May 14, 2015. In addition to the purchase price, the former members of Cambridge are eligible to receive up to an additional $5,000 in cash based on Cambridge’s achievement of certain revenue and adjusted EBITDA targets for 2015. This earn-out payment is contingent upon the continued employment with the Company of certain former members of Cambridge at the time the earn-out payment is due to be paid in the first quarter of 2016. The Company records any such earn-out as compensation expense for the applicable period. Such incremental expense is not reflected in the pro forma condensed combined statement of operations, as it is unknown whether the earn-out targets for 2015 will be achieved based on factually supportable information available at the time of the filing of this Form 8-K/A. The Company expects that the acquisition will broaden its strategic marketing and communications solutions to pharmaceutical brands targeting orphan and rare disease segments in the market.

Under the terms of the Company’s credit facility agreement with a syndicated bank group, the Company maintained a revolver (“Revolver”) with a maximum borrowing limit of $55,000 and a term loan with $59,250 outstanding (“Term Loan” and, together with the Revolver, the “Credit Facility”) prior to the acquisition. In anticipation of the Cambridge acquisition, on March 17, 2015, the Company drew $25,000 of available funds under the Revolver portion of its Credit Facility which was used to fund the transaction.

In March 2015, subsequent to the above Revolver draw, the Credit Facility was amended twice to, among other things: (i) consent to the acquisition of Cambridge; (ii) increase the Term Loan from $59,250 outstanding as of such date to $67,750; (iii) increase the maximum borrowing limit of the Revolver from $55,000 to $82,250; and (iv) effect certain modifications to the covenants and terms set forth in the Credit Facility agreement. Concurrent with the March 2015 amendments, the Company also repaid $10,000 of the $55,000 outstanding under the Revolver portion of its Credit Facility, which in effect offset the increase in the Term Loan outstanding as a result of the Credit Facility upsize. The March 2015 amendments to the Credit Facility and related Revolver repayment are not reflected in the accompanying pro forma condensed combined statement of operations, as these changes were executed subsequent to the Acquisition Date in order to fund future growth of the Company and were not directly tied to funding the Cambridge transaction.

The following table summarizes the preliminary allocation of the assets acquired and liabilities assumed based on their fair values on the March 20, 2015 acquisition date and the related estimated useful lives of the amortizable intangible assets acquired:

		Preliminary estimated useful life
Current assets	$4,543
Non-current assets	783
Current liabilities	(2,909)
Finite-lived intangible assets:
Customer relationships	8,810	10 years
Trade name	5,470	10 years
Goodwill	15,576
Total purchase price	$32,273
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Everyday Health, Inc.

Notes to Unaudited Pro Forma Condensed Combined Statement of Operations

(in thousands)

The Company believes the amount of goodwill resulting from the allocation of purchase consideration is primarily attributable to expected synergies from future growth, mainly from broadening the strategic marketing and communications solutions available to pharmaceutical brands and expanding the spectrum of service and solutions that the Company can offer to its partners, which now includes orphan, specialty and mass market brands, as well as the ability to provide solutions throughout the lifecycle of pharmaceutical marketing. In accordance with ASC 805, goodwill will not be amortized but instead will be tested for impairment at least annually and more frequently if certain indicators of impairment are present. In the event that goodwill has become impaired, the Company will record an expense for the amount impaired during the fiscal quarter in which the determination was made.

Upon completion of the fair value assessment, it is not anticipated that the final purchase price allocation will differ materially from the preliminary assessment outlined above. Any changes to the preliminary estimates of the fair value of the assets acquired and liabilities assumed will be recorded as adjustments to those assets and liabilities and residual amounts will be allocated to goodwill.

(3)	Pro Forma Adjustments

The pro forma adjustments included in the unaudited pro forma condensed combined statement of operations are as follows:

(a)	The following reclassifications have been made to the presentation of Cambridge’s historical financial statements for the year ended December 31, 2014 in order to conform to Everyday Health’s presentation:

Net Operating Revenue of $15,705 was reclassified to Advertising and Sponsorship Revenue.

Salaries, Benefits and Payroll Taxes of $8,817 was reclassified to Sales and Marketing Expense; Salaries, Benefits and Payroll Taxes of $1,081 was reclassified to General and Administrative Expense; and General and Administrative Expense of $573 was reclassified to Sales and Marketing Expense.

Rental Income of $111 was reclassified to General and Administrative Expense.

(b)	To record preliminary fair values of the intangible assets acquired in connection with the Cambridge acquisition and associated amortization expenses:

	Preliminary fair values	Preliminary estimated useful life	Annual amortization based on preliminary fair values
Customer Relationships	$8,810	10 years	$881
Trade name	5,470	10 years	547
Goodwill	15,576		-
	$29,856		$1,428

For the year ended December 31, 2014, pro forma amortization expense of $1,428 is included in General and Administrative Expense.

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Everyday Health, Inc.

Notes to Unaudited Pro Forma Condensed Combined Statement of Operations

(in thousands)

(c)	To record incremental interest expense related to the $25,000 additional Revolver borrowings under the Credit Facility to finance the Cambridge acquisition.

The Credit Facility is a variable interest rate debt agreement. A 1/8% increase in the variable interest rate on the Credit Facility would result in additional pro forma interest expense on the $25,000 additional Revolver borrowings of approximately $32 for the year ended December 31, 2014.

(d)	To record incremental deferred income tax provision for the year ended December 31, 2014 related to basis differences in indefinite-lived intangible assets acquired in connection with the Cambridge acquisition. The pro forma impact on the current income tax provision was not deemed to be material as the pro forma pre-tax income was principally offset by additional amortization expense resulting from book/tax differences related to the definite and indefinite lived intangible assets. As Cambridge was a limited liability company taxed as a partnership, they did not previously record a provision for income taxes.
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